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                                EXHIBIT 2
                                ---------


              IDENTIFICATION OF SUBSIDIARY WHICH ACQUIRED SECURITIES
              ------------------------------------------------------


              Citigroup Global Markets Limited is a broker or dealer
                         chartered in London, England.

              Each of the undersigned hereby affirms the identification
                   of the subsidiary which acquired the securities
                           filed for in this Schedule 13G.



Date: February 4, 2005



                               CITIGROUP FINANCIAL PRODUCTS INC.


                               By: /s/ David C. Goldberg
                                   -----------------------------
                                   Name:  David C. Goldberg
                                   Title: Assistant Secretary


                               CITIGROUP GLOBAL MARKETS HOLDINGS INC.


                               By: /s/ David C. Goldberg
                                   --------------------------------
                                   Name:  David C. Goldberg
                                   Title: Assistant Secretary


                               CITIGROUP INC.


                               By: /s/ David C. Goldberg
                                   --------------------------------
                                   Name:  David C. Goldberg
                                   Title: Assistant Secretary